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                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for certain Flexible Premium Joint and Last Survivor and Single Life Variable Life Policies, issued through the MetLife Investors Variable Life Account Five of Metlife Investors Insurance Company of California (File No. 333-69852). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By: /s/ W. Thomas Conner
                                              ----------------------------------
                                              W. Thomas Conner

Washington, D.C.
April 26, 2005